Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918

(Name, address and telephone number of agent for service)

New Skies Satellites B.V.

(Issuer with respect to the Securities)

The Netherlands	20-1814083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rooseveltplantsoen 4 2517 KR The Hague The Netherlands
(Address of Principal Executive Offices)	(Zip Code)

9-1/8% Senior Subordinated Notes due 2012

(Title of the Indenture Securities)

FORM T-1

Item 1.                              GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                              AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                       LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                         A copy of the Articles of Association of the Trustee.*

2.                         A copy of the certificate of authority of the Trustee to commence business.*

3.                         A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.                         A copy of the existing bylaws of the Trustee.*

5.                         A copy of each Indenture referred to in Item 4.  Not applicable.

6.                         The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                         Report of Condition of the Trustee as of September 30, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.  While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 3rd of February, 2005.

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 3, 2005

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Lori-Anne Rosenberg
Lori-Anne Rosenberg
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2004

($000’s)

9/30/2004
Assets
Cash and Due From Depository Institutions	$6,973,101
Federal Reserve Stock	0
Securities	39,400,687
Federal Funds	2,842,037
Loans & Lease Financing Receivables	121,000,954
Fixed Assets	1,846,496
Intangible Assets	10,035,484
Other Assets	10,354,644
Total Assets	$192,453,403

Liabilities
Deposits	$122,247,349
Fed Funds	7,346,293
Treasury Demand Notes	0
Trading Liabilities	145,128
Other Borrowed Money	30,331,854
Acceptances	146,102
Subordinated Notes and Debentures	5,535,512
Other Liabilities	6,060,066
Total Liabilities	$171,812,304

Equity
Minority Interest in Subsidiaries	$1,013,889
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,816,722
Total Equity Capital	$20,641,099

Total Liabilities and Equity Capital	$192,453,403

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President
Date: February 3, 2005